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LONDON OFFICE                                                                   ---------

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DIAMOND TOWER, 28TH FLOOR

MARBLE ARCH,  LONDON, W1H7AL                                                                                               3A JABOTINSKI RD., RAMAT-GAN 52520

                                                                                                          TopTier.eu

June 23, 2017

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Re: Registration Statement on Form S-1 for Conversation Institute, Inc.

For sale of up to 5,000,000 Shares of Common Stock by the Company

Ladies & Gentlemen,

This  Firm  has  acted  as  special  counsel  to  the  Company  for  the  limited  purpose  of  rendering this  opinion  in  connection  with  the  Registration  Statement  on  Form  S-1  and  the  Prospectus

included  therein,  as  amended,  (collectively  the  "Registration  Statement")  which  is  being  filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the

"Act")  with  respect  to  the  registration  and  proposed  sale  of  up  to  5,000,000  shares  of  Common

Stock,  par  value  $0.001  per  share,  in  a  primary  public  offering  by  the  Company,  as  enumerated in the Registration Statement, at a price of $0.02 per share.

The  Shares  are  included  in  a  registration  statement  on  Form  S-1  (the  “Registration

Statement”)  under  the  Securities  Act  of  1933,  as  amended  (the  “Act”),  filed  with  the  Securities and  Exchange  Commission  (the  “Commission”).  This  opinion  is  being  furnished  in  connection with  the  requirements  of  Item  601(b)(5)  of  Regulation  S-K  under  the  Act,  and  no  opinion  is expressed  herein  as  to  any  matter  pertaining  to  the  contents  of  the  Registration  Statement  or  the prospectus contained therein, other than as expressly stated herein with respect to the issuance of the Shares.

I  have  not  been  engaged  to  prepare  any  portion  of  the  Registration  Statement,  and although  I  have  reviewed  the  Registration  Statement  for  the  purposes  of  writing  the  opinions contained herein,  I express no opinion as to the accuracy or adequacy of the disclosure contained in  the  Registration  Statement,  other  than  the  opinions  related  to  the  Registration  Statement  that are expressly stated herein.

In   my   capacity   as   special   counsel   to   the   Company,   I   examined   such   instruments,

documents,  and  records,  which  I  have  deemed  relevant  and  necessary  for  the  basis  of  this opinion,  including,  but  not  limited  to,  the  Articles  of  Incorporation  of  the  Company,  the  Bylaws

of  the  Company,  the  Registration  and  the  records  of  corporate  proceedings  relating  to  the issuance  of  Shares.  Additionally,  I  reviewed  and  made  such  other  examinations  of  law  and  fact as I deemed relevant to form the opinion hereinafter expressed.  I have examined such documents in  light  of  the  applicable  laws  of  the  State  of  Nevada,  including  all  applicable  provisions  of

Nevada Revised Statutes.

In such examinations, I assumed the legal capacity of all natural persons, the authenticity and completeness  of  all  instruments  submitted  to  me  as  original  documents,  the  conformity  to  the authentic originals of  all  documents supplied to me as  certified  or  copies, and the  genuineness of all signatures contained in the records, documents, instruments, and certificates I have reviewed.

In  conducting  my  examination  of  documents  executed  by  parties  other  than  the  Company,  I assumed  that  such  parties  had  the  requisite  power,  corporate,  limited  liability  company  or  other,

to  enter  into  and  perform  all  obligations  thereunder  and  have  also  assumed  the  due  authorization by  all  requisite  action,  corporate,  limited  liability  company  or  other,  and  the  due  execution  and delivery  by  such  parties  of  such  documents  and  that,  to  the  extent  such  documents  purport  to constitute agreements; such documents constitute valid and binding obligations of such parties.

The  Company  has  an  authorized  capitalization  of  200,000,000  shares  of  Common  Stock,

$0.001 par value,  and no  shares  of Preferred  Stock.  I am  of the  opinion that the 5,000,000 shares of Common Stock that are being offered in the Registration Statement have been duly authorized and  when  issued  and  paid  for  as  described  in  the  Registration  Statement,  shall  be  validly issued,

fully  paid  and  non-assessable.  Based  upon  and  subject  to  the  foregoing,  I  render  the  following opinion on the legality of the securities being registered.

This  opinion  is  subject  to  applicable  bankruptcy,  insolvency,  reorganization,  fraudulent transfer, moratorium or other similar laws of general applicability, affecting or limiting the rights

of   creditors,   and   general   principles   of   equity,   including   (without   limitation)   concepts   of

materiality,  reasonableness,  good  faith  and  fair  dealing,  and  other  similar  doctrines  affecting  the enforceability  of  agreements  generally  (regardless  of  whether  considered  in  a  proceeding  in equity or at law).

This  opinion  letter  is  limited  to  the  status  of  shares  to  be  issued  under  the  Registration

Statement, and no opinion is implied or may be inferred beyond the matters expressly stated.

I  hereby  consent  to  the  use  of  this  opinion  as  an  Exhibit  to  the  Registration  Statement.  In

giving  this  consent,  I  do  not  admit  that  I  am  within  the  category  of  persons  whose  consent  is required  under  Section  7  of  the  Act  or  the  Rules  and  Regulations  of  the  Commission  issued thereunder.

Sincerely yours,

                                                                                       s/David E. Price

   David E. Price, Esq.